Exhibit 99.3

DISCOVER FINANCIAL SERVICES

OFFERS TO EXCHANGE

all outstanding 6.450% Senior Notes due 2017

for

6.450% Senior Notes due 2017 which have been registered under the Securities Act of 1933,

as amended (the “Securities Act”)

and

all outstanding Floating Rate Senior Notes due 2010

for

Floating Rate Senior Notes due 2010 which have been registered under the Securities Act

To Our Clients:

Enclosed for your consideration is a prospectus, dated                     , 2008 (the “Prospectus”), and the enclosed Letter of Transmittal (the “Letter of Transmittal”), relating to the offer of Discover Financial Services (the “Issuer”) to exchange, upon the terms and subject to the conditions described in the Prospectus, up to $400,000,000 aggregate principal amount of the Issuer’s 6.450% Senior Notes due 2017 (the “New 6.450% Notes”), which are to be offered in exchange for an equivalent principal amount of currently outstanding 6.450% Senior Notes due 2017 (the “Old 6.450% Notes”) and $400,000,000 aggregate principal amount of the Issuer’s Floating Rate Senior Notes due 2010 (the “New Floating Rate Notes,” and together with the New 6.450% Notes, the “Exchange Notes”), which are to be offered in exchange for an equivalent principal amount of currently outstanding Floating Rate Senior Notes due 2010 (the “Old Floating Rate Notes,” and together with the Old 6.450% Notes, the “Old Notes”). The Issuer is commencing two separate exchange offers with respect to the Old Notes; we refer to these exchange offers, collectively, as the “Exchange Offer” in this letter. The Exchange Offer is being made in order to satisfy certain obligations of the Issuer contained in the Registration Rights Agreement, dated as of June 12, 2007, by and among the Issuer and the initial purchasers named therein with respect to the Old 6.450% Notes and Old Floating Rate Notes.

This material is being forwarded to you as the beneficial owner of the Old Notes carried by us in your account but not registered in your name. A tender of such Old Notes may only be made by us as the holder of record and pursuant to your instructions.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at                     , New York City time, on                     , 2008, unless extended by the Issuer (the “Expiration Date”). Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before                     , New York City time, on the Expiration Date.

The Exchange Offer is not conditioned upon any minimum number of Old Notes being tendered. Your attention is directed to the following:

1. The Exchange Offer is for any and all Old Notes.

2. The Exchange Offer expires at                     , New York City time, on the Expiration Date, unless extended by the Issuer.

Please read the Prospectus

If you wish to tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Old Notes.

If we do not receive written instructions in accordance with the procedures presented in the Prospectus and the Letter of Transmittal, we will not tender any of the Old Notes in your account. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Notes held by us for your account.

Please carefully review the enclosed material as you consider the Exchange Offer.

INSTRUCTIONS WITH RESPECT TO

THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Discover Financial Services with respect to its Old Notes.

This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon and subject to terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

Please tender the Old Notes held by you for the account of the undersigned as indicated below:

The aggregate face amount of Old Notes held by you for the account of the undersigned is (fill in amount):

$                     of 6.450% Senior Notes Due 2017

$                     of Floating Rate Senior Notes Due 2010

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐	To TENDER the following Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered (if any)):

$                     of 6.450% Senior Notes Due 2017

$                     of Floating Rate Senior Notes Due 2010

☐	NOT to TENDER any Old Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as beneficial owner(s), including but not limited to the representations, that:

•

the undersigned is not an affiliate of the Issuer or if the undersigned is an affiliate, the undersigned will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•	the Exchange Notes will be acquired in the ordinary course of its business;

•

at the time of the Exchange Offer, the undersigned has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the Old Notes or the Exchange Notes; and

•

if the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Old Notes that were acquired as a result of market-making or other trading activities, that it will deliver a prospectus (or to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such Exchange Notes.

Sign Here

Name of beneficial owner(s) (please print):

Signature(s):

Address:

Telephone Number:

Taxpayer Identification or Social Security Number:

Date:

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